EXHIBIT 31.1

EUROSITE POWER INC.
CERTIFICATION

I, Elias Samaras, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of EuroSite Power Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2016

/s/ Elias Samaras
Elias Samaras
Chief Executive Officer